UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2022

Crown Electrokinetics Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-249833	47-5423944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1110 NE Circle Blvd.

Corvallis, Oregon 97330

(Address of Principal Executive Offices)

(800) 674-3612

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CRKN	NASDAQ Capital Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 29, 2022, Kai Sato resigned from his position as the Co-President and Chief Marketing Officer of Crown Electrokinetics Corp. (the “Company”). Mr. Sato’s decision is not the result of a dispute or disagreement with the Company. In connection with Mr. Sato’s resignation, the Company has agreed to accelerate the vesting of 242,593 restricted stock units previously granted to Mr. Sato.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN ELECTROKINETICS CORP.

May 5, 2022	By:	/s/ Doug Croxall
	Name:	Doug Croxall
	Title:	Chief Executive Officer

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